UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): July 3, 2018

 SeD Intelligent Home Inc.
 (Exact name of registrant as specified in its charter)

Nevada	000-55038	27-1467607
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite 210 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 301-971-3940

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 3, 2018, 150 CCM Black Oak, Ltd., a Texas Limited Partnership, entered into a Purchase and Sale Agreement with Houston LD, LLC for the sale of 124 lots located at its Black Oak project. SeD Intelligent Home Inc. (the “Company”) owns 69% of 150 CCM Black Oak, Ltd. (through its subsidiaries, the Company indirectly owns the General Partner and one of the three Limited Partners of 150 CCM Black Oak, Ltd.).

Black Oak is a 162 acre land infrastructure development and sub-division project situated in Magnolia, Texas north of Houston. Pursuant to the Purchase and Sale Agreement, the 124 lots will be sold for a range of prices based on the lot type. In addition, Houston LD, LLC has agreed to pay a “community enhancement fee” for each lot, which 150 CCM Black Oak, Ltd. will apply exclusively towards funding an amenity package on the property.

The closing of the purchase of these lots is contemplated to occur within thirty (30) days after the expiration of a forty-five (45) day due diligence inspection period. The closing of the transactions contemplated by the Purchase and Sale Agreement are subject to Houston LD, LLC completing due diligence to its satisfaction. Houston LD, LLC may cancel or terminate the Purchase and Sale Agreement at any time during the forty-five (45) day inspection period. Houston LD, LLC has delivered a $50,000 deposit. In the event that Houston LD, LLC intends to proceed with the purchase of the 124 lots, within two (2) days of the expiration of the inspection period, Houston LD, LLC will deliver an additional $100,000 deposit that is non-refundable unless 150 CCM Black Oak, Ltd. defaults under the Purchase and Sale Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SeD Intelligent Home Inc.

Date: July 10, 2018	By:	/s/ Rongguo (Ronald) Wei
Name: Rongguo (Ronald) Wei
Title: Co-Chief Financial Officer

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